Exhibit 10.21(d)

THIRD AMENDMENT TO LEASE

This Third Amendment to Lease (the "Agreement") is entered into as of December 6, 2017, by and between WESTPORT OFFICE PARK, LLC, a California limited liability company ("Landlord"), and NEVRO CORP., a Delaware corporation ("Tenant"), with respect to the following facts and circumstances:

A.

Landlord and Tenant have previously entered into that certain Lease Agreement dated as of March 5, 2015, as amended by a First Amendment to Lease dated as of December 9, 2016 (the "First Amendment"), and a Second Amendment to Lease dated as of April 13, 2017 (collectively, the "Original Lease") of certain premises more particularly described in the Original Lease.  Capitalized terms used and not otherwise defined herein shall have the meanings given those terms in the Original Lease. Effective as of the date hereof, all references to the "Lease" shall refer to the Original Lease, as amended by this Agreement.

B.	Landlord and Tenant desire to amend the Original Lease on the terms and conditions provided herein.

IT IS, THEREFORE, agreed as follows:

1.Section 4.3.1 of Exhibit C-1 to the First Amendment is deleted in its entirety and replaced with the following:

"4.3.1 Over-Allowance Amount.  Tenant shall deliver to Landlord cash in an amount (the "Over-Allowance Amount") equal to the difference between (i) the amount of the Cost Proposal and (ii) the amount of the Expansion Space Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the Cost Proposal Delivery Date; in accordance with the following schedule: (a) $1,000,000.00 of the Over-Allowance Amount (the "Initial Construction Deposit") shall by delivered to Landlord within two (2) business days after the Cost Proposal Delivery Date; and (b) the remaining balance of the Over-Allowance Amount shall be delivered to Landlord from time-to-time (but no more frequently than once every thirty (30) days) within ten (10) business days after written request of Landlord (each, a "Funding Request") in amounts specified by Landlord in each such Funding Request.  Landlord may give multiple Funding Requests.  Landlord agrees that the amounts specified in each Funding Request shall be Landlord's good faith estimate of the amounts necessary to make payment to third parties for the cost of Expansion Space Improvement Allowance Items that have been incurred or will be incurred within thirty (30) days after the date of the Funding Request.  Any failure of Tenant to deliver to Landlord any portion of the Over-Allowance Amount in cash as and when due as provided above, which is not cured within five (5) days after receipt of written notice from Landlord of such failure, shall constitute an Event of Default under the Lease.  The Over-Allowance Amount (i.e., the Initial Construction Deposit and the funds received by Landlord from Tenant under clause (b) of this Section 4.3.1) shall be disbursed by Landlord prior to the disbursement of any then remaining portion of the Expansion Space Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Expansion Space Improvement Allowance.  In the event that, after the Cost Proposal is approved by Tenant, any revisions, changes, or substitutions shall be made to the

Construction Drawings or the Expansion Space Improvements, any additional costs which arise in connection with such revisions, changes or substitutions shall be added to the Cost Proposal and shall be paid by Tenant to Landlord immediately upon Landlord's request to the extent such additional costs increase any existing Over-Allowance Amount or result in an Over-Allowance Amount.  Following completion of the Expansion Space Improvements, Landlord shall deliver to Tenant a final cost statement together with copies of invoices or other reasonable evidence from Landlord of such costs which shall indicate the final costs of, and payments made toward, the Expansion Space Improvement Allowance Items, and if such cost statement indicates that Tenant has underpaid or overpaid the Over-Allowance Amount, then within ten (10) business days after receipt of such statement, Tenant shall deliver to Landlord the amount of such underpayment or Landlord shall return to Tenant the amount of such overpayment, as the case may be.  For clarity, it is the intent of the parties that the final Over Allowance Amount be determined taking into account the use of the entire Expansion Space Improvement Allowance for payment of Expansion Space Improvement Allowance Items."

2.As additional consideration for this Agreement, Tenant hereby certifies that:

(a)The Original Lease (as amended hereby) is in full force and effect.

(b)To Tenant's knowledge, there are no uncured defaults on the part of Landlord or Tenant under the Original Lease.

(c)There are no existing offsets or defenses which Tenant has against the enforcement of the Original Lease (as amended hereby) by Landlord.

3.Except as specifically provided herein, the terms and conditions of the Original Lease as amended hereby are confirmed and continue in full force and effect.  This Agreement shall be binding on the heirs, administrators, successors and assigns (as the case may be) of the parties hereto.  This Agreement and the attached exhibits, which are hereby incorporated into and made a part of this Agreement, together with the Original Lease, set forth the entire agreement between the parties with respect to the matters set forth herein.  There have been no additional oral or written representations or agreements.  Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Agreement.  Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Agreement or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm or entity without obtaining the express written consent of Landlord.  In the case of any inconsistency between the provisions of the Lease and this Agreement, the provisions of this Agreement shall govern and control.  Submission of this Agreement by Landlord is not an offer to enter into this Agreement but rather is a solicitation for such an offer by Tenant.  Landlord shall not be bound by this Agreement until Landlord has executed and delivered the same to Tenant.

4.Landlord hereby represents and warrants to Tenant that it has dealt with no broker, finder or similar person in connection with this Agreement, and Tenant hereby represents and warrants to Landlord that it has dealt with no broker, finder or similar person in connection with this Agreement.  Landlord and Tenant shall each defend, indemnify and hold the other harmless with respect to all claims, causes of action, liabilities, losses, costs and expenses (including without limitation attorneys' fees and disbursements) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker, agent, finder or similar person.  Nothing in this Agreement shall impose any obligation on Landlord to pay a commission or fee to any party.

5.As an inducement to Landlord to enter into this Agreement, Tenant hereby represents and warrants that:  (i) Tenant is not (nor is it owned or controlled directly or indirectly by, any person, group, entity or nation which is) named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury ("OFAC") pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, "Specially Designated National and Blocked Person" or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a "Prohibited Person"); (ii) Tenant is not (nor is it owned or controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) neither Tenant (nor any person, group, entity or nation which owns or controls Tenant, directly or indirectly) has conducted or will conduct business or has engaged or will engage in any transaction or dealing with any Prohibited Person, including without limitation any assignment of the Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person.  Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any Prohibited Person to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be reasonably requested by Landlord to determine Tenant's compliance with the terms hereof.  Any breach by Tenant of the foregoing representations and warranties shall be deemed a default by Tenant under this Lease and shall be covered by the indemnity provisions of the Original Lease.  The representations and warranties contained in this Section shall survive the expiration or earlier termination of the Lease.

6.To satisfy compliance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975(c) of the Internal Revenue Code, Tenant hereby certifies that the representations and warranties in Article 53 of the Original Lease are true and correct as of the date of this Agreement.

7.Pursuant to California Civil Code Section 1938, Tenant is hereby notified that, as of the date hereof, the Project has not undergone an inspection by a "Certified Access Specialist" and except to the extent expressly set forth in the Lease, Landlord shall have no liability or responsibility to make any repairs or modifications to the Premises or the Project in order to comply with accessibility standards. The following disclosure is hereby made pursuant to applicable California law: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a

CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."   Tenant acknowledges that Landlord has made no representation regarding compliance of the Premises or the Project with accessibility standards. Any CASp inspection shall be conducted in compliance with reasonable rules in effect at the Building with regard to such inspections and shall be subject to Landlord's prior written consent.  Notwithstanding anything contained herein or in the Original Lease to the contrary, Tenant shall not be responsible for compliance with the path of travel provisions of the Americans with Disabilities Act at any time during the Term (including any extension thereof) except for any compliance work required with reference to the particular use of Tenant (other than general office use), the acts or omissions of Tenant or any of Tenant's agents, employees, contractors, sublessees or invitees, or any alterations, additions or improvements performed by or on behalf of Tenant (other than the Expansion Space Improvements (as defined in the First Amendment)). Notwithstanding anything contained herein or in the Original Lease to the contrary, including without limitation the preceding sentence, Landlord and Tenant hereby mutually agree that in the event a CASp inspection is requested by Tenant, the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within and outside the Premises noted in the CASp inspection shall be paid by Tenant.

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

Tenant: NEVRO CORP., a Delaware corporation
By:	/s/ Andrew Galligan
Andrew Galligan, CFO

By:	/s/ Richard B. Carter
Richard B. Carter, VP Finance

LANDLORD: WESTPORT OFFICE PARK, LLC, a California limited liability company
By:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, acting solely on behalf of and for the benefit of, and with its liability limited to the assets of, its insurance company separate account, PRISA II, its member

	By:	/s/ Jeffrey D. Mills
Jeffrey D. Mills Vice President
[Printed Name and Title]